Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303) 306-1967
Fax (303) 306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Eagle Bend Holding Company on Form S-1, of my report dated May 2, 2008 (included in exhibits to such registration statement) on the consolidated financial statements of Eagle Bend Holding Company as of December 31, 2006 and 2007 and for the years then ended.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 7, 2008